Exhibit 99.1
SolarWinds Announces First Quarter 2022 Results
AUSTIN, Texas - May 5, 2022 - SolarWinds Corporation (NYSE:SWI), a leading provider of simple, powerful, and secure IT management software, today reported results for its first quarter ended March 31, 2022.
First Quarter Financial Highlights from Continuing Operations
•Total revenue for the first quarter of $176.9 million, representing 1.7% year-over-year growth and total recurring revenue representing 87.2% of total revenue.1
•Net loss for the first quarter of $4.7 million.
•Adjusted EBITDA for the first quarter of $68.8 million, representing a margin of 38.9% of total revenue.
For a reconciliation of our GAAP to non-GAAP results, please see the tables below.
“In the first quarter, we made significant progress on our key priorities of customer retention, increased focus on subscription revenue growth, and our accelerated evolution to platform-based solutions with the April launch of Hybrid Observability solutions. Our teams achieved impressive results despite a challenging macro environment, due to the relevance of our solutions, the trust our customers place in us, and the customer success mindset and commitment of our Partners and the entire SolarWinds team,” said Sudhakar Ramakrishna, President and Chief Executive Officer, SolarWinds. “Continuing in 2022, we remain focused on growth by helping customers accelerate their business transformation with simple, powerful, and secure solutions.”
First Quarter Business Highlights
•The 2022 GigaOm® Radar for Cloud Observability Solutions rated SolarWinds® Hybrid Cloud Observability as a Leader and Fast Mover due to our strengths across all key criteria of evaluation, including: reporting and dashboards, user interaction performance, multi-cloud resource view, predictive analysis, and licensing flexibility.
•SolarWinds hosted THWACKcamp™ 2022 on March 2-3, a virtual event with over 2,200 attendees and marking our tenth year of this event. A key source of primary research and customer preferences, our vibrant THWACK® community of more than 180,000 registered members continues to grow with IT, Dev, Sec, and Cloud Ops professionals.
•SolarWinds announced the acquisition of Monalytic, a provider of monitoring, analytics, and professional services to the public sector, which helps SolarWinds provide federal customers with around-the-clock support to help optimize and secure their dynamic IT environments.
•SolarWinds hosted its EMEA Virtual Partner Summit February 8-10, the APJ Partner Summit February 15-17, Government and Education Virtual User Group March 22, and North American Virtual Partner Summit March 22-24.
•SolarWinds sponsored and participated in several key industry events including AFCEA West in San Diego, California and SQLBits in London.
•SolarWinds announced key findings from its seventh Public Sector Cybersecurity Survey report, including a shift to external threats as the leading public sector security concern for the first time in five years.
•CRN®, a brand of The Channel Company, named Jeff McCullough, SolarWinds’ Vice President, Worldwide Partner Sales as one of its 50 Most Influential Channel Chiefs, an award bestowed upon an elite subset of the prestigious 2022 CRN Channel Chiefs list.
•SolarWinds made elements of its comprehensive database management portfolio—SolarWinds Database Performance Analyzer (DPA), SolarWinds SQL Sentry®, and SolarWinds Database Insights for SQL Server®— available as fully-transactable solutions in the Microsoft® Azure® Marketplace.
1 Beginning with the first quarter of 2022, we no longer adjust our revenue for the impact of purchase accounting, so GAAP total revenue is equivalent to our non-GAAP total revenue measure we have historically reported.

•SolarWinds introduced Dynamic Forms support in SolarWinds Service Desk, a modern IT service management (ITSM) solution, allowing agents to collect vital information relevant to customer issues quickly and efficiently, accelerating problem resolution.
Balance Sheet
At March 31, 2022, total cash and cash equivalents were $751.2 million and total debt was $1.9 billion.

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until SolarWinds files its quarterly report on Form 10-Q for the period. Information about SolarWinds’ use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”
SolarWinds completed the previously announced separation and distribution of its managed service provider (“N-able”) business into a newly created and separately traded public company, N-able, Inc. on July 19, 2021. N‑able's historical financial results through July 19, 2021, are reflected in SolarWinds' consolidated financial statements as discontinued operations. Effective July 30, 2021, SolarWinds effected a 2:1 reverse stock split of its common stock. As a result of the reverse stock split, all share and per share figures contained in the financial statements have been retroactively restated as if the reverse stock split occurred at the beginning of the periods presented.
Financial Outlook
As of May 5, 2022, SolarWinds is providing its financial outlook for the second quarter and full year of 2022. The financial information below represents forward-looking non-GAAP financial information, including an estimate of adjusted EBITDA margin and non-GAAP diluted earnings per share. These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense and related employer-paid payroll taxes, amortization, certain expenses related to the cyberattack that occurred in December 2020 (the “Cyber Incident”), restructuring costs and other costs related to non-recurring items. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Financial Outlook for Second Quarter of 2022
SolarWinds’ management currently expects to achieve the following results for the second quarter of 2022:
•Total revenue in the range of $174 to $177 million, representing a decline of 2% to flat as compared to the second quarter of 2021 total revenue from continuing operations.
•Adjusted EBITDA margin of approximately 37% to 38% of total revenue.
•Non-GAAP diluted earnings per share of $0.20.
•Weighted average outstanding diluted shares of approximately 161.6 million.
Financial Outlook for Full Year of 2022
SolarWinds’ management currently expects to achieve the following results for the full year of 2022:
•Total revenue in the range of $730 to $750 million, representing growth of 2% to 4% over the full year of 2021 total revenue from continuing operations.
•Adjusted EBITDA margin of approximately 41% of total revenue.
•Non-GAAP diluted earnings per share of $0.88 to $0.95.
•Weighted average outstanding diluted shares of approximately 162.6 million.
Additional details on the company's outlook will be provided on the conference call.
Conference Call and Webcast
In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results, business and business outlook at 7:30 a.m. CT (8:30 a.m. ET/5:30 a.m. PT). A live webcast of the call and materials presented during the call will be available on the SolarWinds Investor Relations website at http://investors.solarwinds.com. A live dial-in will be available domestically at (888) 510-2008 and internationally at +1 (646) 960-0306. To access the live call, please dial in 5-10 minutes before the scheduled start time and enter the conference passcode 2975715. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.
Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the second quarter and the full year 2022. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “project,” “intend,” “estimate,” “continue,” “may,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to the Cyber Incident, including with respect to (1) the discovery of new or different information regarding the Cyber Incident, including with respect to its scope, the threat actor’s access to SolarWinds’ environments and its related activities during such period, and the related impact on SolarWinds’ systems, products, current or former employees and customers, (2) the possibility that our mitigation and remediation efforts with respect to the Cyber Incident may not be successful, (3) the possibility that additional confidential, proprietary, or personal information, including information of SolarWinds’ current or former employees and customers, was accessed and exfiltrated as a result of the Cyber Incident, (4) numerous financial, legal, reputational and other risks to us related to the Cyber Incident, including risks that the incident or SolarWinds’ response thereto, including with respect to providing notices to any impacted individuals, may result in the loss, compromise or corruption of data and proprietary information, loss of business as a result of termination or non-renewal of agreements or reduced purchases or upgrades of our products, severe reputational damage adversely affecting customer, partner and vendor relationships and investor confidence, increased attrition of personnel and distraction of key and other personnel, U.S. or foreign regulatory investigations and enforcement actions, litigation, indemnity obligations, damages for contractual breach, penalties for violation of applicable laws or regulations, significant costs for remediation and the incurrence of other liabilities, (5) risks that our insurance coverage, including coverage relating to certain security and privacy damages and claim expenses, may not be available or sufficient to compensate for all liabilities we incur related to these matters, (6) the possibility that our steps to secure our internal environment, improve our product development environment and ensure the security and integrity of the software that we deliver to our customers may not be successful or sufficient to protect against future threat actors or attacks or be perceived by existing and prospective customers as sufficient to address the harm caused by the Cyber Incident, (b) other risks related to cyber security, including that we may experience other security incidents or have vulnerabilities in our systems and services exploited, which may result in compromises or breaches of our and our customers’ systems or, theft or misappropriation of our and our customers’ confidential, proprietary or personal information, as well as exposure to legal and other liabilities, including the related risk of higher customer, employee and partner attrition and the loss of key personnel, as well as negative impacts to our sales, renewals and upgrades; (c) risks related to the spin-off of the N-able business into a newly created and separately traded public company, including that we may not realize some or all of the anticipated strategic, financial, operational, marketing or other benefits from the separation, or such benefits may be delayed by a variety of circumstances, which may not be under our control, we may experience increased difficulties in attracting, retaining and motivating employees or maintaining or initiating relationships with partners, customers and other parties with which we currently do business, or may do business in the future, we could incur significant liability if the separation is determined to be a taxable transaction, potential indemnification liabilities incurred in connection with the separation could materially affect our business and financial results and N-able may fail to perform under various transaction agreements that were executed as part of the separation; (d) risks related to our evolving focus in our sales motion and challenges and costs associated with selling products to enterprise customers and adopting a subscription first approach; (e) risks relating to increased investments in our transformation from monitoring to observability; (f) the possibility that the ongoing global COVID-19 pandemic may adversely affect our business, results of operations and financial condition; (g) any of the following factors either generally or as a result of the impacts of the Cyber Incident, the global COVID-19 pandemic, the war in Ukraine or inflation on the global economy or on our business operations and financial condition or on the business operations and financial conditions of our customers, their end-customers and our prospective customers: (1) reductions in information technology spending or delays in purchasing decisions by our customers, their end-customers and our prospective customers, (2) the inability to sell products to new customers or to sell additional products or upgrades to our existing customers, (3) any decline in our renewal or net retention rates, (4) the inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates, (5) the timing and adoption of new products, product upgrades or pricing model changes by SolarWinds or its competitors, (6) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity, (7) risks associated with our international operations and (8) sanctions and disruptions resulting from the war in Ukraine; (h) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to support our business or expand our operations; (i) our inability to successfully identify, complete, and integrate acquisitions and manage our growth effectively; (j) risks associated with our status as a controlled company; and (k) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the period ended December 31, 2021 filed on February 25, 2022 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 that SolarWinds anticipates filing on or before May 10, 2022. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.
SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures, and the method by which their assets were acquired.
There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss).
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, the most comparable GAAP measures. SolarWinds' management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below. Unless noted otherwise, all non-GAAP financial measures are derived from our GAAP financial measures from continuing operations.
Non-GAAP Revenue. We define non-GAAP total revenue as total revenue excluding the impact of purchase accounting from acquisitions. The non-GAAP revenue growth rate we provide is calculated using non-GAAP total revenue from the comparable prior period. We historically monitored this measure to assess our performance because we believed our revenue growth rate would be overstated without this adjustment. We believed presenting non-GAAP total revenue aided in the comparability between periods and in assessing our overall operating performance. Beginning in the first quarter of 2022, we no longer adjust our GAAP revenue for the impact of purchase accounting.

Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for entities reporting in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of non-GAAP revenue to prior periods.
Non-GAAP Cost of Revenue and Non-GAAP Operating Income. We provide non-GAAP cost of revenue and non-GAAP operating income and related non-GAAP margins using non-GAAP revenue and excluding such items as the write-down of deferred revenue related to purchase accounting, amortization of acquired intangible assets, stock-based compensation expense and related employer-paid payroll taxes, acquisition and other costs, restructuring costs and Cyber Incident costs. Management believes these measures are useful for the following reasons:

•Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Stock-Based Compensation Expense and Related Employer-paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions, and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Acquisition and Other Costs. We exclude certain expense items resulting from acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. In addition, we exclude certain other costs including expense related to our offerings. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing these non-GAAP measures that exclude acquisition and other costs, allows users of our financial statements to better review and understand the historical and current results of our continuing operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.
•Restructuring Costs. We provide non-GAAP information that excludes restructuring costs such as severance and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities and costs related to the separation of employment with executives of the Company. In addition, we exclude certain costs resulting from the spin-off of N-able reported in continuing operations. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Cyber Incident Costs. We exclude certain expenses resulting from the Cyber Incident. Expenses include costs to investigate and remediate the Cyber Incident, and legal and other professional services related thereto, and consulting services being provided to customers at no charge. Cyber Incident costs are provided net of expected and received insurance reimbursements, although the timing of recognizing insurance reimbursements may differ from the timing of recognizing the associated expenses. We expect to incur significant legal and other professional services expenses associated with the Cyber Incident in future periods. The Cyber Incident results in operating expenses that would not have otherwise been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance. We continue to invest significantly in cybersecurity and expect to make additional investments. These estimated investments are in addition to the Cyber Incident costs and not included in the net Cyber Incident costs reported.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Diluted Share. We believe that the use of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) excluding the adjustments to non-GAAP revenue, non-GAAP cost of revenue and non-GAAP operating income, losses on extinguishment of debt, certain other non-operating gains and losses and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by the weighted average outstanding diluted common shares.

Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as it is a measure we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding the impact of purchase accounting on total revenue, amortization of acquired intangible assets and developed technology, depreciation expense, stock-based compensation expense and related employer-paid payroll taxes, restructuring costs, acquisition and other costs, Cyber Incident costs, interest expense, net, debt related costs including fees related to our credit agreements, debt extinguishment and refinancing costs, unrealized foreign currency (gains) losses, and income tax expense (benefit). We define adjusted EBITDA margin as adjusted EBITDA divided by non-GAAP revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA excludes the impact of the write-down of deferred revenue due to purchase accounting in connection with acquisitions, and therefore includes revenue that will never be recognized under GAAP; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, acquisition and other costs, restructuring costs, Cyber Incident costs, employer-paid payroll taxes on stock awards and other one-time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
#SWIfinancials
About SolarWinds
SolarWinds (NYSE:SWI) is a leading provider of simple, powerful, and secure IT management software built to enable customers to accelerate their digital transformation. Our solutions provide organizations worldwide—regardless of type, size, or complexity—with a comprehensive and unified view of today’s modern, distributed, and hybrid network environments. We continuously engage with technology professionals—IT service and operations professionals, DevOps and SecOps professionals, and Database Administrators (DBAs) – to understand the challenges they face in maintaining high-performing and highly available IT infrastructures, applications, and environments. The insights we gain from them, in places like our THWACK® community, allow us to address customers’ needs now, and in the future. Our focus on the user and our commitment to excellence in end-to-end hybrid IT management have established SolarWinds as a worldwide leader in solutions for observability, IT service management, application performance, and database management. Learn more today at www.solarwinds.com.
The SolarWinds, SolarWinds & Design, Orion, and THWACK trademarks are the exclusive property of SolarWinds Worldwide, LLC or its affiliates, are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other SolarWinds trademarks, service marks, and logos may be common law marks or are registered or pending registration. All other trademarks mentioned herein are used for identification purposes only and are trademarks of (and may be registered trademarks of) their respective companies.
© 2022 SolarWinds Worldwide, LLC. All rights reserved.
CONTACTS:

Investors and Media:
Jenne Barbour Phone: 512.498.6804 Investors: ir@solarwinds.com Media: pr@solarwinds.com

SolarWinds Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$751,218	$732,116
Accounts receivable, net of allowances of $693 and $476 as of March 31, 2022 and December 31, 2021, respectively	98,231	95,095
Income tax receivable	1,343	1,114
Prepaid and other current assets	22,559	30,515
Total current assets	873,351	858,840
Property and equipment, net	27,974	29,722
Operating lease assets	71,373	74,318
Deferred taxes	141,512	144,162
Goodwill	3,299,468	3,308,405
Intangible assets, net	311,874	342,563
Other assets, net	36,197	34,117
Total assets	$4,761,749	$4,792,127
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,188	$7,327
Accrued liabilities and other	32,994	41,328
Current operating lease liabilities	14,938	14,382
Accrued interest payable	171	153
Income taxes payable	6,483	3,086
Current portion of deferred revenue	329,017	327,701
Current debt obligation	19,900	19,900
Total current liabilities	410,691	413,877
Long-term liabilities:
Deferred revenue, net of current portion	35,458	34,968
Non-current deferred taxes	10,713	16,918
Non-current operating lease liabilities	70,713	74,543
Other long-term liabilities	88,786	93,156
Long-term debt, net of current portion	1,868,010	1,870,769
Total liabilities	2,484,371	2,504,231
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 1,000,000,000 shares authorized and 160,456,486 and 159,176,042 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	160	159
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	2,577,818	2,566,783
Accumulated other comprehensive income (loss)	(15,589)	1,306
Accumulated deficit	(285,011)	(280,352)
Total stockholders’ equity	2,277,378	2,287,896
Total liabilities and stockholders’ equity	$4,761,749	$4,792,127

SolarWinds Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue:
Subscription	$38,747	$28,317
Maintenance	115,495	120,665
Total recurring revenue	154,242	148,982
License	22,626	24,874
Total revenue	176,868	173,856
Cost of revenue:
Cost of recurring revenue	17,831	15,654
Amortization of acquired technologies	17,227	40,417
Total cost of revenue	35,058	56,071
Gross profit	141,810	117,785
Operating expenses:
Sales and marketing	61,044	57,666
Research and development	23,422	26,358
General and administrative	32,664	30,865
Amortization of acquired intangibles	13,239	14,038
Total operating expenses	130,369	128,927
Operating income (loss)	11,441	(11,142)
Other income (expense):
Interest expense, net	(16,087)	(16,174)
Other income (expense), net	(169)	656
Total other income (expense)	(16,256)	(15,518)
Loss before income taxes	(4,815)	(26,660)
Income tax benefit	(156)	(4,880)
Net loss from continuing operations	(4,659)	(21,780)
Net income from discontinued operations, net of tax	—	14,620
Net loss	$(4,659)	$(7,160)
Net loss from continuing operations available to common stockholders	$(4,659)	$(21,780)
Net income from discontinued operations available to common stockholders	$—	$14,620
Net income (loss) available to common stockholders per share:
Basic loss from continuing operations per share	$(0.03)	$(0.14)
Basic earnings from discontinued operations per share	—	0.09
Basic loss per share	$(0.03)	$(0.05)
Diluted loss from continuing operations per share	$(0.03)	$(0.14)
Diluted earnings from discontinued operations per share	—	0.09
Diluted loss per share	$(0.03)	$(0.05)
Weighted-average shares used to compute net income (loss) available to common stockholders per share:
Shares used in computation of basic earnings (loss) per share	159,847	157,123
Shares used in computation of diluted earnings (loss) per share	159,847	157,123

SolarWinds Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net loss from continuing operations	$(4,659)	$(21,780)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	33,928	58,355
Provision for losses on accounts receivable	297	413
Stock-based compensation expense	15,269	13,794
Amortization of debt issuance costs	2,258	2,239
Deferred taxes	(6,392)	26
Loss (gain) on foreign currency exchange rates	280	(1,462)
Other non-cash expenses	211	2,266
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(3,332)	(4,515)
Income taxes receivable	(243)	487
Prepaid and other assets	8,073	(9,580)
Accounts payable	(138)	4,834
Accrued liabilities and other	(8,482)	(14,848)
Accrued interest payable	18	(3)
Income taxes payable	(822)	(14,864)
Deferred revenue	3,876	603
Other long-term liabilities	116	—
Net cash provided by operating activities from continuing operations	40,258	15,965
Cash flows from investing activities
Purchases of property and equipment	(1,180)	(3,389)
Purchases of intangible assets	(3,120)	(926)
Acquisitions, net of cash acquired	(6,500)	447
Net cash used in investing activities from continuing operations	(10,800)	(3,868)
Cash flows from financing activities
Proceeds from issuance of common stock under employee stock purchase plan	1,753	3,129
Repurchase of common stock and incentive restricted stock	(6,419)	(8,588)
Exercise of stock options	12	11
Repayments of borrowings from credit agreement	(4,975)	(4,975)
Net cash used in financing activities from continuing operations	(9,629)	(10,423)
Effect of exchange rate changes on cash and cash equivalents from continuing operations	(727)	(4,390)
Cash flows of discontinued operations
Operating activities of discontinued operations	—	10,966
Investing activities of discontinued operations	—	(3,661)
Financing activities of discontinued operations	—	—
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	—	(735)
Net cash provided by discontinued activities	—	6,570
Net increase in cash and cash equivalents	19,102	3,854
Cash and cash equivalents
Beginning of period	732,116	370,498
End of period	$751,218	$374,352

Supplemental disclosure of cash flow information
Cash paid for interest	$13,907	$13,993
Cash paid for income taxes	$6,259	$14,408

SolarWinds Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures from Continuing Operations
(Unaudited)

	Three Months Ended March 31,
	2022	2021

	(in thousands, except margin data)
Total GAAP revenue	$176,868	$173,856
Impact of purchase accounting(1)	—	79
Total non-GAAP revenue	$176,868	$173,935

GAAP cost of revenue	$35,058	$56,071
Stock-based compensation expense and related employer-paid payroll taxes	(519)	(463)
Amortization of acquired technologies	(17,227)	(40,417)
Acquisition and other costs	—	(2)
Cyber Incident costs	(156)	(820)
Non-GAAP cost of revenue	$17,156	$14,369

GAAP gross profit	$141,810	$117,785
Impact of purchase accounting(1)	—	79
Stock-based compensation expense and related employer-paid payroll taxes	519	463
Amortization of acquired technologies	17,227	40,417
Acquisition and other costs	—	2
Cyber Incident costs	156	820
Non-GAAP gross profit	$159,712	$159,566
GAAP gross margin	80.2%	67.7%
Non-GAAP gross margin	90.3%	91.7%

GAAP sales and marketing expense	$61,044	$57,666
Stock-based compensation expense and related employer-paid payroll taxes	(5,515)	(5,556)
Restructuring costs	(163)	(140)
Cyber Incident costs	(68)	(766)
Non-GAAP sales and marketing expense	$55,298	$51,204

GAAP research and development expense	$23,422	$26,358
Stock-based compensation expense and related employer-paid payroll taxes	(2,624)	(3,698)
Acquisition and other costs	—	(151)
Cyber Incident costs	(2)	(8)
Non-GAAP research and development expense	$20,796	$22,501

GAAP general and administrative expense	$32,664	$30,865
Stock-based compensation expense and related employer-paid payroll taxes	(7,279)	(4,811)
Acquisition and other costs	(168)	(773)
Restructuring costs	(1,260)	(595)
Cyber Incident costs, net	(5,490)	(8,569)
Non-GAAP general and administrative expense	$18,467	$16,117

GAAP operating expenses	$130,369	$128,927
Stock-based compensation expense and related employer-paid payroll taxes	(15,418)	(14,065)
Amortization of acquired intangibles	(13,239)	(14,038)
Acquisition and other costs	(168)	(924)
Restructuring costs	(1,423)	(735)
Cyber Incident costs, net	(5,560)	(9,343)
Non-GAAP operating expenses	$94,561	$89,822

	Three Months Ended March 31,
	2022	2021

	(in thousands, except margin data)
GAAP operating income (loss)	$11,441	$(11,142)
Impact of purchase accounting(1)	—	79
Stock-based compensation expense and related employer-paid payroll taxes	15,937	14,528
Amortization of acquired technologies	17,227	40,417
Amortization of acquired intangibles	13,239	14,038
Acquisition and other costs	168	926
Restructuring costs	1,423	735
Cyber Incident costs, net	5,716	10,163
Non-GAAP operating income	$65,151	$69,744
GAAP operating margin	6.5%	(6.4)%
Non-GAAP operating margin	36.8%	40.1%

GAAP net loss from continuing operations	$(4,659)	$(21,780)
Impact of purchase accounting(1)	—	79
Stock-based compensation expense and related employer-paid payroll taxes	15,937	14,528
Amortization of acquired technologies	17,227	40,417
Amortization of acquired intangibles	13,239	14,038
Acquisition and other costs	168	926
Restructuring costs	1,387	735
Cyber Incident costs, net	5,716	10,163
Tax benefits associated with above adjustments	(11,447)	(17,312)
Non-GAAP net income	$37,568	$41,794

GAAP diluted loss from continuing operations per share	$(0.03)	$(0.14)
Non-GAAP diluted earnings per share	$0.24	$0.27

_______________
(1)Adjustment represents the impact of purchase accounting to the subscription revenue line item.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA from Continuing Operations
(Unaudited)

	Three Months Ended March 31,
	2022	2021

	(in thousands, except margin data)
Net loss	$(4,659)	$(7,160)
Less: Net income from discontinued operations	—	14,620
Net loss from continuing operations	(4,659)	(21,780)
Amortization and depreciation	33,928	58,355
Income tax benefit	(156)	(4,880)
Interest expense, net	16,087	16,174
Impact of purchase accounting on total revenue	—	79
Unrealized foreign currency (gains) losses	280	(1,449)
Acquisition and other costs	168	926
Debt related costs	102	99
Stock-based compensation expense and related employer-paid payroll taxes	15,937	14,528
Restructuring costs	1,387	735
Cyber Incident costs, net	5,716	10,163
Adjusted EBITDA	$68,790	$72,950
Adjusted EBITDA margin	38.9%	41.9%

Reconciliation of Non-GAAP Revenue to Non-GAAP Revenue
on a Constant Currency Basis from Continuing Operations
(Unaudited)

	Three Months Ended March 31,
	2022	2021	Growth Rate

	(in thousands, except percentages)
Total GAAP revenue	$176,868	$173,856	1.7%
Impact of purchase accounting(1)	—	79	—
Non-GAAP total revenue	176,868	173,935	1.7
Estimated foreign currency impact(2)	1,923	—	1.1
Non-GAAP total revenue on a constant currency basis	$178,791	$173,935	2.8%

_______
(1)Adjustment represents the impact of purchase accounting to the subscription revenue line item.
(2)The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods in the three months ended March 31, 2022.

Reconciliation of Unlevered Free Cash Flow from Continuing Operations
(Unaudited)

	Three Months Ended March 31,
	2022	2021

	(in thousands)
Net cash provided by operating activities from continuing operations	$40,258	$15,965
Capital expenditures(1)	(4,300)	(4,315)
Free cash flow	35,958	11,650
Cash paid for interest and other debt related items	13,912	14,070
Cash paid for acquisition and other costs, restructuring costs, Cyber Incident costs, net, employer-paid payroll taxes on stock awards and other one-time items	8,770	12,517
Unlevered free cash flow (excluding forfeited tax shield)	58,640	38,237
Forfeited tax shield related to interest payments(2)	(3,407)	(3,288)
Unlevered free cash flow	$55,233	$34,949
_______________
(1)Includes purchases of property and equipment and purchases of intangible assets.
(2)Forfeited tax shield related to interest payments assumes a statutory rate of 24.5% for the three months ended March 31, 2022 and 23.5% for the three months ended March 31, 2021.